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                                  EXHIBIT 23.2

                        CONSENT OF PRICE WATERHOUSE LLP
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1996, appearing on page F-2 of the Paxson Communications Corporation Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Ft. Lauderdale, Florida
January 21, 1997